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                                                                       EXHIBIT 8

DIRECT SUBSIDIARIES                                           COUNTRY OF FORMATION
Nera Networks AS                                              Norway
Nera Satcom AS                                                Norway
Nera Eiendom AS                                               Norway
Nera Telecommunications Ltd                                   Singapore
Nera Telecommunicaciones Latin-America SA                     Venezuela

INDIRECT SUBSIDIARIES                                         COUNTRY OF FORMATION
Nera Telecommunications (Australia) Pty Ltd.                  Australia
Nera Networks Pty Ltd                                         Australia
Nera America Latina Ltda                                      Brazil
Nera America Latina Ltda Sucursal Colombia                    Colombia
Nera GmbH                                                     Germany
Nera Ltd                                                      Great Britain
Nera (HK) Ltd                                                 Hong Kong
PT Nera Indonesia                                             Indonesia
Nera (India) Ltd                                              India
Nera Networks Srl                                             Italy
Nera de Mexico SA de CV                                       Mexico
Nera Infocom (M) Sdh Bhd                                      Malaysia
Nera (Malaysia) Sdn Bhd(1)                                    Malaysia
Nera Broadband Satellite AS                                   Norway
Nera (Philippines) Inc.                                       Philippines
Nera Networks Polska Sp.z.o.o.                                Poland
Nera Electronics Ltd                                          Singapore
Nera (Thailand) Ltd                                           Thailand
Nera Telecommunications (Taiwan) Co, Ltd                      Taiwan
Nera Americas Holding Inc.                                    USA
Nera Networks Inc.                                            USA